A G R E E M E N T

                                     BETWEEN

                              SANDERSON FARMS, INC.

                          (BRAZOS PRODUCTION DIVISION)

                                       AND

                              SANDERSON FARMS, INC.

                          (BRAZOS PROCESSING DIVISION)

                                       AND

                          TEAMSTERS LOCAL UNION NO. 968

                                 Affiliated with

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

                      DECEMBER 27, 1999 - DECEMBER 26, 2002


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                                TABLE OF CONTENTS

ARTICLE                                                          PAGE
-------                                                          ----

1.     AGREEMENT                                                   4

2.     RECOGNITION                                                 4

3.     MANAGEMENT RIGHTS                                           4

4.     JOB STEWARDS                                                5

5.     UNION BULLETIN BOARD                                        6

6.     NO STRIKE - NO LOCK OUT                                     6

7.     GRIEVANCE PROCEDURE                                         6

       STEP 1                                                      6

       STEP 2                                                      7

       STEP 3                                                      7

8.     ARBITRATION                                                 8

9.     SENIORITY                                                   9

10.    SENIORITY LIST                                             11

11.    HOURS OF WORK                                              11

12.    LEAVES  OF  ABSENCE                                        12

13.    VACATIONS                                                  13

14.    HOLIDAYS                                                   14

15.    INSURANCE                                                  15

16.    EMPLOYEE STOCK OWNERSHIP PLAN                              16

17.    WAGES                                                      16

18.    MISCELLANEOUS                                              16

19     NO DISCRIMINATION                                          17

20.    COMPLETE AGREEMENT AND SEPARABILITY                        17

21.    CHECK-OFF                                                  18

22.    DURATION OF AGREEMENT                                      19

       SIGNATURES                                                 19

       APPENDIX A - WAGE RATES                                    20

       APPENDIX B - CHECK OFF AUTHORIZATION                       21

                                    ARTICLE 1

                                    AGREEMENT

Section 1.1. This Agreement made and entered into this 27TH day of December, 1999, by and between SANDERSON FARMS, INC. (BRAZOS PRODUCTION DIVISION) and SANDERSON FARMS, INC. (BRAZOS PROCESSING DIVISION) at their Bryan, Texas facilities (hereinafter referred to as "Employer" or "Company"), and TEAMSTERS
LOCAL No. 968, affiliated with INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the "Union".

                                   WITNESSETH

Section 1.2. WHEREAS, the Company and the Union are desirous of entering into a contractual relationship covering rates of pay, hours of work and other terms and conditions of employment of employees employed within the unit of representation as hereinafter described; and Section 1.3. WHEREAS, the parties have conferred, negotiated and agreed upon the terms and conditions of employment to be applicable to the employees covered by this Agreement for the contract period as herein specified. Section 1.4. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:

                                    ARTICLE 2

                                   RECOGNITION

Section 2.1. The Employer recognizes the Union as the certified bargaining representative (NLRB Case No. 16-RC-10102) for all forklift operators, distribution, feed mill and live haul drivers in and around Bryan, Texas, excluding all other employees, guards, watchmen, office clerical, and supervisors as defined in the Act.

                                    ARTICLE 3

                                MANAGEMENT RIGHTS

Section 3.1. Nothing in this Agreement shall be deemed to limit the Employer in any way in the exercise of the customary functions of management which are recognized as the Employer's exclusive responsibility, including, but not limited to, the right to plan, direct, and control operations, to utilize the services of contractors, to determine the number, size and location of its establishments, to close an establishment or departments thereof, to hire, to promote, to demote, and for proper cause to discipline, suspend or discharge, to assign and schedule work and transfer employees from one job or department to another, and to make and enforce reasonable rules and regulations relative to any and all of these matters or to the management of its operation, provided that the reasonableness of rules may be tested in the grievance procedure. The Employer shall be the exclusive judge of all matters pertaining to its operations and their scheduling and the methods, processes, equipment, means of operation and size of workforce. Section 3.2. The Employer retains all prerogatives and rights of management and all privileges and responsibilities not specifically limited by this Agreement.

Section 3.3. If the sub-contracting of work usually performed by bargaining unit employees or partial or complete plant relocation will have the foreseeable effect of causing the layoff of any unit employee, the Company will give notice to the Union and the parties will negotiate on the effects of the layoff. It is further understood that none of the provisions of this Article shall have the effect to reduce or waive any rights of unit employees under the Worker Adjustment and Retraining Notification Act (WARN).

                                    ARTICLE 4

                                  JOB STEWARDS

Section 4.1. The Employer recognizes the right of the Union to designate job stewards, not to exceed two (2) in each department. Alternates may be designated but there shall be only one active steward during each shift at any one time. The Union shall notify the Company in writing as to the names of the stewards.

Section 4.2. A representative of the Union shall be permitted to enter the Employer's premises at reasonable times, provided such representative complies with all safety requirements and does not interfere with the operations of Employer's business and shall make arrangements with the Employer's manager.

                                    ARTICLE 5

                              UNION BULLETIN BOARD

Section 5.1. The Employer will provide a bulletin board in each department for posting union notices. All matters to be posted shall be of union matters such as meeting notices, information pertaining to union business and must be on union letterhead signed by a union representative.

                                    ARTICLE 6

                             NO STRIKE - NO LOCK OUT

Section 6.1. For the duration of this Agreement, there shall be no strike, stoppages, slowdowns, picketing, or other interruption of or interference with Employer's operations. Section 6.2. The Company shall not lock out employees for the duration of this Agreement. Section 6.3. Neither the violation of any provisions of the Agreement, nor the commission of any act constituting an unfair labor practice, or otherwise made unlawful, shall excuse the employees, the Union, or the Company from their obligations under the provisions of this Article.

Section 6.4. An employee discharged or otherwise disciplined for violation of this Article, may seek review of such discipline through the grievance and arbitration procedures provided herein. In this event, the only question to be reviewed shall be whether or not the employee participated in the prohibited conduct.

                                    ARTICLE 7

                               GRIEVANCE PROCEDURE

Section 7.1. Grievances arising under this contract are herein defined as a claim by a party to this Agreement or an employee covered by this Agreement that the Company or the Union has violated a provision of this Agreement.

                                     STEP I

         The employee shall discuss the grievance or complaint with the immediate supervisor within five (5) working days after the event giving rise thereto occurs, or within five (5) working days following the date on which the grievant had or reasonably would have had knowledge thereof. In the event the employee so requests, the appropriate steward shall be present at this step. The supervisor shall give an answer within five (5) working days after the grievance is received.

                                     STEP 2

         If there is no settlement in Step 1, the grievance may be presented by the employee and/or shop steward within five (5) working days from the date on which the supervisor's answer was given in Step 1. The grievance must be presented in writing to the department superintendent and must state the following information:

         (a) name or names of employee or employees involved;
         (b) the department or departments involved;
         (c) the date and time of the occurrence or discovery of the grievance;
         (d) the facts of the incident on which the claim is based;
         (e) the specific provision of this Agreement alleged to have been violated;
         (f) the remedy requested.
The superintendent shall give the Company's answer in writing within five (5) working days after the grievance is received by the superintendent.

                                     STEP 3

         In the event the grievance is not settled in Step 2, then the grievance may be appealed in writing to the division manager or a designated representative by the Union to Step 3 within five (5) working days from the Company's answer in Step 2. The division manager or a designated representative shall give an answer in writing within five (5) working days from the date of the appeal. In the event the grievance is not settled then the aggrieved party or parties shall have the right to request arbitration.

         In the event a grievance arises on behalf of the Employer, the matter shall be presented to the Union Business Agent in writing, who shall have seven
(7) days from the date of submission within which to endeavor to reconcile the grievance presented and shall give an answer in writing within that time. If not settled within that time, the aggrieved party or parties shall have the right to request arbitration.

Section 7.2. Discharge grievances shall be processed initially under Step 3 of the grievance procedure. The written grievance shall be filed with the division manager within five (5) working days following the date of discharge. Section
7.3. A failure to observe the time limit specified herein for original presentation of a grievance or presentation in any subsequent step of the grievance procedure on the part of either the grievant or the Union shall be conclusive evidence that the grievance has been settled and abandoned.

         Failure on the part of the Company to comply with the time limits for delivering its answer in any step of the grievance procedure shall automatically advance the grievance to the next step of the grievance procedure.

         The time limits of the grievance procedure may be extended by mutual consent of the Union and the Company.

                                    ARTICLE 8

                                   ARBITRATION

Section 8.1. If a party to this Agreement desires to take a grievance to arbitration, it shall within fifteen (15) calendar days after the denial of the grievance, give written notice of his intention to the other party, together with a written statement of the specific provision or provisions of this Agreement at issue.

Section 8.2. The parties shall attempt to select an impartial arbitrator. If they are unable to agree upon a choice within seven (7) calendar days after the receipt of Notice of Intent to Arbitrate, either party may request the Federal Mediation and Conciliation Service to submit a list of five (5) arbitrators, from which the arbitrator will be selected. Selection shall be made by the parties alternately striking any name from the list (the first to strike shall be the party requesting arbitration) until only one (1) name remains. The final name remaining shall be the arbitrator of the grievance.

Section 8.3. The jurisdiction and the decision of the arbitrator of the grievance shall be confined to a determination of the facts and the interpretation or application of the specific provision or provisions of this Agreement at issue. The Arbitrator shall be bound by terms and provisions of the Agreement and shall have the authority to consider only grievances representing solely an arbitration issue under this Agreement. The arbitrator shall have no authority to add to, alter, amend, or modify any provision of this Agreement. The decision of the arbitrator in writing on any issue properly before the arbitrator in accordance with the provisions of this Agreement, shall be final and binding on the aggrieved employee or employees, the Union, and the Employer.
Section 8.4. Multiple grievances shall not be heard before one arbitrator at the same hearing except by mutual agreement of the parties.

Section 8.5. The Union and the Employer shall each bear its own costs in these arbitration proceedings, except that they shall share equally the fee and other expenses of the arbitrator in connection with the grievance.

                                    ARTICLE 9

                                    SENIORITY

Section 9.1. Company seniority is defined as the length of an employee's continuous employment in the bargaining unit since the last permanent date of employment. Departmental seniority is defined as the length of an employee's
continuous   employment  in  a  department   within  the  bargaining  unit.  The
departments  are  (1)  Live  Haul  Driver  Department,   (2)  Feed  Mill  Driver
Department, and (3) Distribution Driver Department. Eligibility for vacation, holidays, and other company benefits shall be determined by company seniority.

Section 9.2. All newly hired or re-hired employees shall be considered as probationary employees for a period of ninety (90) days during which, they shall not acquire any seniority, and during which they may be discharged without recourse to the grievance and arbitration procedures provided herein. If retained as a regular employee upon satisfactory completion of the probationary period, seniority shall be retroactive to the first day of employment.

Section 9.3. Beginning departmental seniority shall be the date of company seniority as of the effective date of this agreement. Thereafter, departmental seniority shall begin on the date of entry into the department. In matters of layoff, recall, promotion and choice of vacation, departmental seniority will be the deciding factor, provided employees have the skill and ability immediately to perform required duties.

Section  9.4.     Departmental seniority shall prevail as follows:
-------------
(a) All starting times in the Live Haul Driver Department shall be filled in accordance with Section 9.8 of this Article; (b) Shifts in the Field Mill Driver Department shall be filled in accordance with Section 9.8 of this Article; and
(c) Vacancies in all departments shall be filled in accordance with the procedures in Section 9.8 and Section 9.9.

Section 9.5. Distribution drivers shall indicate their preference for not more than two scheduled days off for the following week to their supervisor no later than the preceding Thursday. In the event two or more employees seek the same days off, the employee with the most departmental seniority will prevail. Special requests for days off shall be granted if the request (1) is received not less than two weeks prior to the week when the days off are needed, (2) the time has not already been claimed by another employee, and (3) customer needs can be met. The weekly schedule shall be prepared on the preceding Friday, but it is understood that it is subject to change based upon employee absences, customer orders, and availability of experienced drivers.

Section 9.6. An employee's seniority shall be lost and employment considered terminated by:

(a)  discharge  for just cause;
(b) failure to return from layoff within five (5) working days after written notice by certified mail is sent by the Company to the employee's last known address on the Company's books. Actual notice to the employee of recall by any other means shall satisfy the terms of this provision;
(c)  voluntary termination of employment;
(d) failure to report after termination of a leave of absence approved by the Company in writing on the first scheduled day following the expiration of such leave of absence;
(e)  engaging in a gainful occupation while on leave of absence;
(f) absence from work for three (3) consecutive days without notice to the Company, which shall be considered as a voluntary quit, unless notice was prevented by a cause beyond the control of the employee;
(g) layoff for a period exceeding an employee's length of service in the bargaining unit, or three months, whichever is less.

Section 9.7. For thepurposes of this  Agreement,  layoffs shall be classified as
(a) "short term" and (b) "long term". A short term layoff is a layoff which will not exceed ten (10) workdays in length. Short term layoffs may be made without regard to seniority. A long term layoff is a layoff which will exceed ten (10) workdays in length. Long term layoffs shall be made subject to Section 3 of this Article.

Section 9.8. All permanent job vacancies shall be posted for three (3) consecutive working days on the bulletin board. Employees in the department desiring, respectively, the starting time or the shift, as the case may be, shall sign a bid sheet posted on the bulletin board. An employee who does not sign such bid sheet shall have no right to consideration for the vacancy. If no employee within the department bids on the posted position, the company may fill the position in its discretion. If an employee from another department has requested transfer into the department with a vacancy, said employee shall have preference over any new hire. Section 9.9. Employees desiring a transfer to a different department within the bargaining unit shall indicate their desire by notifying their immediate supervisor. Any opening in that department shall be offered to the requesting employee before a new employee is hired. In the event two or more employees from outside the department have requested transfer, the vacancy shall be filled by the employee with the greatest company seniority.

Section 9.10. An employee laid off in a reduction in force shall have the right to bid into an existing vacancy in another department, and his departmental seniority in that department shall begin on the date of the successful move.
Section 9.11 The Company will continue its practice of permitting live haul drivers access to available casual overtime, which shall be offered to the senior available driver.

                                   ARTICLE 10

                                 SENIORITY LIST

Section 10.1. Upon request at any reasonable time, the Company shall furnish to the Union a current seniority list. The list shall be by departmental seniority and shall include social security number, date of hire, and rate of pay.

                                   ARTICLE 11

                                  HOURS OF WORK

Section 11.1. The regular work week shall consist of five (5) days or forty (40) hours. This shall not be construed as a guarantee of any amount of hours or work. The basic work week shall be the seven (7) day period from 12:01 a.m. Sunday until midnight the following Saturday. Employees will be given at least one (1) calendar week's notice of any change by the Company of the payroll week.

Section 11.2. An employee who works more than forty (40) hours in any one week which includes work in either the Feed Mill or Distribution Departments shall be paid at time and one-half the regular rate of pay for all hours in excess of forty (40). If pending litigation finally establishes live haul drivers to be covered under the Fair Labor Standards Act, they also shall receive overtime premium.

Section 11.3. When employees are called to work a shift outside their regularly scheduled shift and report for work, or when they report to work at their regularly scheduled time, they shall be given the opportunity to work a minimum of three (3) hours or receive pay for same at the applicable hourly rate, except that no such pay shall be made when the plant cannot operate for reasons beyond the control of the Employer, such as, but not limited to, strikes, utility failure, fire, flood, storms or other acts of God interfering with work, or a breakdown of machinery or equipment when the Company notifies the employees not to report to work at least four (4) hours prior to the scheduled time to work.

                                   ARTICLE 12

                                LEAVES OF ABSENCE

Section 12.1. An employee who has completed the probationary period may be granted, at the Company's discretion, a leave of absence without pay for a reasonable period of time, not to exceed one (1) month, for the following reasons:

         (a)  emergency personal business; and
         (b) Union business, upon written request by the Union's Business Manager, provided that no more than three (3) employees shall be on such leave simultaneously.

Section 12.2. Employees who have completed their probationary period are eligible for up to thirteen (13) weeks per year of unpaid family and medical treatment leave for the following reasons:

          (a) Employee's serious health condition -- a medical certification will be required which states that the employee is unable to perform the functions of the employee's position.
          (b) Family serious health condition -- spouse, parent, or child. A medical certification will be required stating the employee is "needed to care for the individual." (c) New child leave -- the birth, adoption or foster care placement by a state agency of a child, and, the need to care for the child; such leave may be prior to the actual birth or placement.

         The provisions of this Section shall be administered in accordance with the Family and Medical Leave Act of 1993 (FMLA). Section 12.3. Employees who have completed their probationary period who lose actual work time in order to attend the funeral of a family member shall receive a paid funeral leave for time necessarily lost during the employee's regularly scheduled shift, provided the employee would have been scheduled and at work during that day. Said leave shall be up to three (3) days with pay for a deceased parent, spouse, child, brother, or sister and one (1) day for a deceased father-in-law, mother-in-law, grandparent, brother-in-law, or sister-in-law. In order to receive pay under this Section, an employee must be actively working, must make application for such paid leave, and must attend the funeral. The Company may require satisfactory evidence of attendance at the funeral and the relationship of the deceased.

Section 12.4. If the Company has knowledge that an employee will be on family and medical leave, military leave, or an industrial injury leave for more than thirty (30) calendar days, the job will be posted and filled on a temporary basis within the department. When employees on leave under this Section return, they shall be immediately assigned to their old job; employees temporarily filling the job shall return to their regular jobs Section 12.5. The Company shall pay each active employee who reports for jury duty the difference between pay up to eight times the hourly rate for time actually lost and the juror's daily fee for each day the employee is required to serve on a jury. The employee must report to work during those days of his regularly scheduled shift during which the employee is not required to report for jury duty or be available at court for jury service. The employee must present proof of jury service and the amount of compensation received from the court.

                                   ARTICLE 13

                                    VACATIONS

Section 13.1. Regular full-time employees shall be eligible for one (1) week's vacation after the first anniversary date of continuous employment, and after the anniversary date of each succeeding year.

         Employees shall be eligible for a second week of vacation after the second anniversary date of continuous employment, and after the anniversary date of each succeeding year of continuous employment.

         Employees shall be eligible for a third week of vacation after the tenth anniversary date of continuous employment, and after the anniversary date of each succeeding year of continuous employment.

         Employees shall be eligible for a fourth week of vacation after the twentieth anniversary date of continuous employment and after the anniversary date of each succeeding year of continuous employment. Section 13.2. To be eligible for a vacation, an employee must have worked sixteen hundred (1,600) hours during the preceding twelve (12) months or eighty (80) percent of available hours for that period, whichever is less. Vacations and holidays not worked shall be considered time worked for purposes of this Section.

Section 13.3. Vacation pay shall be computed at forty (40) times the Employee's regular straight time hourly rate. Section 13.4. Due consideration will be given employees' choice of vacation time, but all vacations scheduled are subject to the final approval of the Company in keeping with the Company's scheduling needs. In the event that two or more employees cannot be released at the same time, the employee with the longest service with the Company will be given preference. An employee who notifies the Company of a vacation choice thirty
(30) days in advance shall not lose that vacation choice to another employee. Vacations may not be scheduled for periods of less than a week, and all vacations must be taken within an anniversary year. Section 13.5. The Company reserves the right to schedule a plant shutdown for one .(l) week in any year, which shall be treated as a vacation week for those employees entitled to vacation.


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                                   ARTICLE 14

                                    HOLIDAYS

Section 14.1.   The following shall be considered holidays:
-------------
                    New Year's Day                     Labor Day
                    Martin Luther King's Birthday      Thanksgiving Day
                    Memorial Day                       Christmas Day
                    July Fourth                        Birthday Holiday

         The birthday holiday shall be taken on the employee's birthday. If the birthday falls on a Saturday or Sunday, the holiday shall be taken on a day agreed upon by the Company and the employee within one week of the birthday.

         In the event any other holiday falls on a Saturday or Sunday, the Company will announce whether it will be observed on the Friday preceding or the Monday following the holiday. Such notice shall be given at least four (4) days in advance. Section 14.2. All regular full-time employees who have completed their probationary period shall be paid for eight (8) hours at their regular straight time rate for each holiday enumerated above, provided they report for work and work all scheduled hours on the workday preceding and the workday next following the holiday, unless the employee was necessarily absent due to personal illness, supported by a doctor's certificate, or because of an emergency occurring to the employee or the employee's immediate family (meaning only spouse, children, or parents). No employee shall lose holiday pay because of missing no more than thirty (30) minutes on the workday before or the workday following the holiday.

         In any event, an employee must work at least one (1) day during the calendar week in which a holiday falls in order to be eligible for holiday pay, except the employee who is on vacation. Section 14.3. Employees required to work on a holiday shall be paid the amount provided above, in addition to their regular earnings for that day. Hours not worked on a holiday shall not be considered as work time in computing any additional compensation due under the overtime provisions of this contract.

Section 14.4. If an employee is required to work and fails to report or fails to work scheduled hours on a holiday, the employee shall forfeit holiday pay for that day. Section 14.5. Employees on vacation during the week in which a holiday falls shall receive holiday pay.

                                   ARTICLE 15

                                    INSURANCE

Section 15.1. The Company shall provide a group insurance program for employees covered by this Agreement. The Company will continue to make monthly contributions toward group insurance premiums in the same proportion as is currently in effect. Employees will bear the remaining costs of the insurance.

                                   ARTICLE 16

                   EMPLOYEE STOCK OWNERSHIP PLAN - RETIREMENT

Section 16.1. Employees covered by this Agreement will continue to be covered by the Employee Stock Ownership Plan of Sanderson Farms, Inc. and Affiliates. Participation and benefits in the plan shall be in accordance with the provisions of that plan.

                                   ARTICLE 17

                                      WAGES

Section 17.1. Wages shall be paid as provided in Appendix A attached hereto and made a part of this Agreement. Section 17.2. Whenever a new job classification is created by the Company, or there is a change or merger of job classifications or the job content of job classifications, the Company will discuss the appropriate wage rate with the Union. If a mutually satisfactory rate cannot be agreed upon, the Company will set the rate. The Union may file a grievance on the rate, and the dispute shall be settled in accordance with the grievance and arbitration procedures of this contract Section 17.3. Loader Operators shall receive downtime pay for delays exceeding thirty (30) minutes on a farm due to truck delays, slow startup, excessive distance between farms, and the like, unless the delay is due to reasons described in Section 11.3 of this Agreement. Travel time to the first farm and travel time from the last farm are included in the piece rate. Downtime shall be paid an hourly rate in addition to piece rate earnings.

Section 17.4. In addition to the wage rates as provided in Appendix A, drivers who have been continuously employed for five (5) or more years shall receive seniority pay of fifty (50) cents per hour, effective on their respective anniversary dates. Section 17.5. It is understood by the parties that the Company is engaged in a review of payment methods for its drivers which will possibly result in changes to be effective on or about January 1, 2000. Beginning on that date the contract will be automatically reopened for the purpose of considering the adoption of revised payment methods. Only those portions of the contract affected by such changes will be reopened, as the remaining provisions shall remain in effect. In the event the parties reach impasse on the reopener, the parties may exercise their legal rights. It is specifically agreed that Article 6 shall be suspended until agreement is reached.

                                   ARTICLE 18

                                  MISCELLANEOUS

Section 18.1. The Company shall maintain safe, sanitary, and healthy working conditions at all times, and employees will be required to cooperate in maintaining such conditions. Any complaints regarding safety or health shall be processed through the grievance and arbitration provisions of this Agreement.

Section 18.2. The Company will provide any uniforms required of employees who have completed their probationary period. The Company will furnish required safety equipment, gloves, aprons, hair nets, freezer gloves, cotton gloves, and smocks at no cost to the employee. Needed replacements, through normal use, will be made at no cost provided the worn out article is returned to the Company. If an item is lost or destroyed through employee negligence, the employee will be charged for its replacement. Section 18.3. The Employer may require an employee, upon return from on the job injury, to take a physical examination at the Employer's expense.

Section 18.4. It shall be the responsibility of all employees to keep the Employer apprised of their current address, telephone number, marital status and number of dependents. Section 18.5. The Company will continue its current practice to reimburse employees for hotel/motel and meal expenses required for overnight travel. The meal allowance shall not exceed $17.00 within a twenty-four hour period. Section 18.6. It is the intent of the parties hereto that no provisions of this Agreement shall require either party to perform any act which shall be unlawful under any Texas or Federal statute

                                   ARTICLE 19

                                NO DISCRIMINATION

Section 19.1. The Company and the Union agree that they will not discriminate against any person with regard to employment or Union membership because of race, creed, color, sex, religion, age, national origin, or disability (as defined in the Americans With Disabilities Act).

Section 19.2. Whenever masculine gender is used in this Agreement, it shall apply to the feminine gender.
------------
                                   ARTICLE 20

                       COMPLETE AGREEMENT AND SEPARABILITY

Section 20.1. Complete Agreement: The parties expressly declare that they have bargained between themselves on all phases of hours, wages, rate of pay, conditions of employment and working conditions, and that this contract represents their full and complete agreement without reservations or unexpressed understanding. Any aspect of hours, rates of pay, wages, conditions of employment and working conditions not covered by a particular provision of this agreement is declared to have been expressly eliminated as a subject for bargaining and during the life of this Agreement may not be raised for further bargaining in negotiations without written consent of all parties hereto.

         It is further understood and agreed that neither party hereto has been induced to enter into this Agreement by any representations or promises made by the other which are not expressly set forth herein, and that this document correctly sets forth the effect of all preliminary negotiations, understandings, and agreements, and supersedes any previous agreements, whether written or verbal. This contract constitutes the entire Agreement and understanding between the parties and shall not be modified, altered, change, or amended in any respect except on mutual agreement set forth in writing and signed by both parties.

Section 20.2. Separability: In the event any of the provisions of this Agreement are held to be in conflict with or in violation of any state or federal statute or other applicable law, administrative rule or regulation, such decision shall not affect the validity of the remaining provisions of the Agreement. The parties further agree that they will meet within thirty (30) days to re-negotiate the provisions of the Agreement held to be invalid, provided that
Article 6 shall remain in full force and effect during all such negotiations.

                                   ARTICLE 21

                                    CHECK-OFF

Section 21.1 The Employer agrees that it will deduct the initiation fee and all current monthly Union dues on a monthly basis from the wages of the employees who have made application for membership in the Union and who are covered by this Agreement, provided the Employer receives from each employee on whose account such deductions are made, a written assignment individually signed authorizing the Employer to make such deductions in the form as shown on Appendix "B". Dues shall be deducted from the payroll each month no later than the fifteenth day of each month and forwarded to the Union within ten (10) days.
Section 21.2 Deductions are made for the convenience of the Union and the Union shall indemnify and save the Employer harmless against any claims, demands, suits or other forms of liability that shall arise out of or by reason of action taken or not taken by the Employer for the purpose of complying with any of the provisions of this Article.

Section 21.3 The Company agrees to make Credit Union deductions from the wages of employees who duly authorize same. Deductions will be made on a weekly basis as requested by the employee with the following restrictions: An employee during any calendar year may authorize a regular weekly deduction and/or a single one-time deduction. An employee may further authorize an increase in deductions to establish a loan payment. Except for those instances outlined above, no employee may increase, decrease or withdraw from the program more than one time in any calendar year. Said deductions shall be forwarded to the Credit Union (Charger No. 20147) on a monthly basis. The Union will indemnify and hold the Company harmless from any and all claims of nature, whatsoever, arising or resulting from the operation of this provision and the making of deductions pursuant thereto.

                                   ARTICLE 22

                              DURATION OF AGREEMENT

Section 22.1. This Agreement shall remain in full force and effect from the 27th day of December, 1999 until the 26th day of December, 2002, and shall continue thereafter from year to year until either party to this Agreement desires to terminate this Agreement by giving written notice at least sixty (60) days prior to December 26, 2002, or at least sixty (60) days' written notice prior to any anniversary date thereafter. The parties to this Agreement shall endeavor to satisfactorily negotiate any contemplated change or execute a new Agreement during the sixty (60) day period, after proper notice in writing has been given as provided herein and above. Notice, as specified in this Article, shall be mailed via United States Certified Mail.

IN WITNESS WHEREOF, the parties have hereunto signed there names this 28th day of December, 1999.


SANDERSON FARMS, INC.                          TEAMSTERS LOCAL UNION NO. 968
(Brazos Production Division)

/s/Kevin Crook                               /s/Leo Correa
-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------




SANDERSON FARMS, INC.
(Brazos Procession Division)

/s/Eric Erickson
-------------------------------------

-------------------------------------

-------------------------------------

                                  APPENDIX "A"

                                  WAGE SCHEDULE

                                   EFFECTIVE:

                          Current     1/2/00      1/7/01      1/6/02



Distribution               10.15       10.40       10.60       10.95

Feed Mill                   8.95        9.20        9.40        9.75

Live Haul                   9.80       10.05       10.25       10.60

Loader Operators            8.65        8.90        9.10        9.45
 (Downtime)
 (Piece Rate)
Per thousand head:
 (4.00 lb. bird)
         Night              2.05        2.10        2.14        2.21
         Day                2.15        2.20        2.24        2.31
 (5.25 lb. bird)
         Night              2.25        2.31        2.36        2.44
         Day                2.35        2.41        2.46        2.54
 (6.25 lb. bird)
         Night              2.95        3.02        3.08        3.14
         Day                3.05        3.12        3.18        3.24

                                  APPENDIX "B"

                     CHECK-OFF AUTHORIZATION AND ASSIGNMENT

         I, ________________________________________________, hereby authorize
                                    (Print Name)
my employer to deduct from my wages each and every month an amount equal to the monthly dues, initiation fees and uniform assessments of Local Union 968, and direct such amounts so deducted to be turned over each month to the Secretary-Treasurer of such Local Union for and on my behalf.

         This authorization is voluntary and is not conditioned on my present or future membership in the Union.

         This authorization and assignment shall be irrevocable for the term of the applicable contract between the union and the employer or for one year, whichever is the lesser, and shall automatically renew itself for successive yearly or applicable contract periods thereafter, whichever is lesser, unless I give written notice to the company and the union at least sixty (60) days, but not more than seventy-five (75) days before any periodic renewal date of this authorization and assignment of my desire to revoke same.

Signature: _____________________________________________________________________

Social Security Number: ___________________________________  Date: _____________

Address: ______________________________________________________________________

City: _________________________________ State: _____________ Zip Code: _________
Employer: ____________________________________________________________________
Original to Employer Copy to Local Union Union dues are not deductible as charitable contributions for Federal Tax purposes.